EXHIBIT 21
Subsidiaries of MGM MIRAGE

	Jurisdiction of	Percentage
Subsidiary	Incorporation	Ownership

Destron, Inc.	Nevada	100%
MGM MIRAGE International Marketing, Inc.	Nevada	100%
MGM MIRAGE Marketing, Ltd.	Hong Kong	100%
M3 Nevada Insurance Company	Nevada	100%
Metropolitan Marketing, LLC	Nevada	100%
MMNY Land Company, Inc.	New York	100%
MGM Grand Atlantic City, Inc.	New Jersey	100%
Mandalay Resort Group	Nevada	100%
550 Leasing Company I, LLC	Nevada	100%
Circus Circus Casinos, Inc., dba Circus Circus Hotel and Casino-Las Vegas Circus Circus Hotel and Casino-Reno and Slots-A-Fun	Nevada	100%
Circus Circus Mississippi, Inc., dba Gold Strike Casino Resort	Mississippi	100%
Diamond Gold, Inc.	Nevada	100%
Galleon, Inc.	Nevada	100%
Gold Strike Aviation Incorporated	Nevada	100%
Revive Partners, LLC	Nevada	100%
Goldstrike Finance Company, Inc.	Nevada	100%
M.S.E. Investments, Incorporated (“MSE”)	Nevada	100%

Gold Strike Fuel Company, LLC	Nevada	100%
Gold Strike L.V.	Nevada	(1)
Victoria Partners, dba Monte Carlo Resort and Casino	Nevada	(2)
Jean Development Company, LLC, dba Gold Strike Hotel and Gambling Hall	Nevada	100%
Jean Development North, LLC	Nevada	(3)
Jean Development West, LLC	Nevada	(4)
Jean Fuel Company West, LLC	Nevada	100%
Nevada Landing Partnership	Illinois	(5)
Railroad Pass Investment Group, LLC, dba Railroad Pass Hotel and Casino	Nevada	100%
Mandalay Corp., dba Mandalay Bay Resort and Casino and TheHotel	Nevada	100%
Mandalay Employment, LLC	Nevada	100%
Mandalay Marketing and Events	Nevada	100%
Mandalay Place	Nevada	100%
MGM Grand Resorts Development	Nevada	100%
MRG Vegas Portal, Inc.	Nevada	100%
New Castle Corp., dba Excalibur Hotel and Casino	Nevada	100%
Ramparts, Inc., dba Luxor Hotel and Casino	Nevada	100%
Ramparts International	Nevada	100%

	Jurisdiction of	Percentage
Subsidiary	Incorporation	Ownership

Vintage Land Holdings, LLC	Nevada	100%
MGM Grand Resorts, LLC	Nevada	100%
MGM Grand Detroit, Inc.	Delaware	100%
MGM Grand Detroit, LLC, dba MGM Grand Detroit	Delaware	(6)
MGM Grand Detroit II, LLC	Delaware	100%
MGM Grand Condominiums East-Tower I, LLC	Nevada	100%
MGM Grand Hotel, LLC, dba MGM Grand Hotel & Casino	Nevada	100%
Grand Laundry, Inc.	Nevada	100%
MGM Grand Condominiums, LLC	Nevada	100%
MGM Grand Condominiums II, LLC	Nevada	100%
MGM Grand Condominiums III, LLC	Nevada	100%
Tower B, LLC	Nevada	100%
Tower C, LLC	Nevada	100%
MGM Grand New York, LLC	Nevada	100%
New PRMA Las Vegas, Inc.	Nevada	100%
New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino	Nevada	(7)
New York-New York Tower, LLC	Nevada	(7)
IKM MGM, LLC	Nevada	100%
IKM MGM Management, LLC	Nevada	100%
Vintage Land Holdings II, LLC	Nevada	100%
The Signature Condominiums, LLC	Nevada	100%
Signature Tower I, LLC	Nevada	100%
Signature Tower 2, LLC	Nevada	100%
Signature Tower 3, LLC	Nevada	100%
MGM MIRAGE Advertising, Inc.	Nevada	100%
VidiAd	Nevada	100%
MGM MIRAGE Aircraft Holdings, LLC	Nevada	100%
MGM MIRAGE Development, LLC	Nevada	100%
MGM MIRAGE Management and Technical Services, LLC	Nevada	100%
MGM MIRAGE Entertainment and Sports	Nevada	100%
MGM MIRAGE Hospitality, LLC	Nevada	100%
MGM MIRAGE Hospitality Holdings, LLC	Dubai	100%
MGM MIRAGE Hospitality Development, LLC	Dubai	100%
MGM MIRAGE Hospitality Development, LLC	Abu Dhabi	100%
MGM MIRAGE Hospitality International Holdings, Ltd.	Isle of Man	100%
MGM MIRAGE China Holdings Ltd.	Hong Kong	100%
MGM MIRAGE Hospitality (Suzhou) Ltd.	Hong Kong	100%

MGM MIRAGE Global Gaming Development, LLC	Nevada	100%
MGM MIRAGE International, LLC	Nevada	100%
MGMM International Holdings, Ltd.	Isle of Man	100%
MGM MIRAGE Macau, Ltd.	Isle of Man	100%
MGMM Macau, Ltd.	Isle of Man	100%
MGM MIRAGE Land Holdings, LLC	Nevada	100%
MGM MIRAGE Macao, LLC	Nevada	100%
MGM Grand (Macao) Limited	Macau	(8)
MGM MIRAGE Operations, Inc.	Nevada	100%
MGM MIRAGE Retail	Nevada	100%
MGMM Insurance Company	Nevada	100%
	(insurance)
Mirage Resorts, Incorporated	Nevada	100%
AC Holding Corp.	Nevada	100%
AC Holding Corp. II	Nevada	100%
Beau Rivage Resorts, Inc., dba Beau Rivage	Mississippi	100%
Beau Rivage Distribution Corp.	Mississippi	100%
MRGS, LLC	Nevada	100%
MH, INC., dba Shadow Creek	Nevada	100%
Bellagio, LLC, dba Bellagio	Nevada	100%
Bella Lounge, LLC	Nevada	(9)

	Jurisdiction of	Percentage
Subsidiary	Incorporation	Ownership
Bungalow, Inc.	Mississippi	100%
LV Concrete Corp.	Nevada	100%
MAC, CORP.	New Jersey	100%
MGM MIRAGE Aviation Corp.	Nevada	100%
MGM MIRAGE Corporate Services	Nevada	100%
MGM MIRAGE Design Group	Nevada	100%
MGM MIRAGE Manufacturing Corp.	Nevada	100%
M.I.R. Travel	Nevada	100%
The Mirage Casino-Hotel, dba The Mirage	Nevada	100%
Mirage Laundry Services Corp.	Nevada	100%
Mirage Leasing Corp.	Nevada	100%
350 Leasing Company I, LLC	Nevada	100%
350 Leasing Company II, LLC	Nevada	100%
Project CC, LLC	Nevada	100%
Aria Resort & Casino, LLC	Nevada	100%
The Crystals at CityCenter Management, LLC	Nevada	100%
CityCenter Realty Corporation	Nevada	100%
Vdara Condo Hotel, LLC	Nevada	100%
PRMA, LLC	Nevada	100%
PRMA Land Development Company, dba Primm Valley Golf Club	Nevada	100%

(1)	The partnership interests are owned 97.5% by MSE and 2.5% by Diamond Gold, Inc.

(2)	The partnership interests are owned 50% by Gold Strike L.V. and 50%by MRGS LLC

(3)	The partnership interests are owned 89% by MSE and 11% by Diamond Gold, Inc.

(4)	The partnership interests are owned 92% by MSE and 8% by Diamond Gold, Inc.

(5)	The partnership interests are owned 85% by MSE and 15% by Diamond Gold, Inc.

(6)	Approximately 97% of the voting securities are owned by MGM Grand Detroit, Inc. and 3% are owned by unrelated third parties.

(7)	50% of the voting securities are owned by MGM MIRAGE and 50% are owned by New PRMA Las Vegas, Inc.

(8)	Approximately 90% of the voting securities are owned by MGM Mirage Macao, LLC and 10% are owned by an unrelated third party.

(9)	53% of the voting securities are owned by Bellagio, LLC and 47% are owned by unrelated third parties.

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